As filed with the Securities and Exchange Commission on January 8, 2008
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Timberland Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0312554 (I.R.S. Employer Identification No.)
200 Domain Drive
Stratham, New Hampshire 03885
(Address of principal executive offices, including zip code)

THE TIMBERLAND COMPANY 2007 INCENTIVE PLAN
(Full title of the plan)

DANETTE WINEBERG, ESQ.
Vice President, General Counsel and Secretary
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
603-772-9500
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
JANE D. GOLDSTEIN, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered(1)	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Class A Common Stock, par value $.01 per share	4,000,000 shares	$16.34	$65,360,000	$2,568.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Class A Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales price of The Timberland Company Class A Common Stock, par value $0.01 per share (“Common Stock”), as reported on the New York Stock Exchange on January 4, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The Timberland Company (the “Registrant” or the “Company”) hereby incorporates the following documents herein by reference:
(a)	The Registrant’s Amended and Restated Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 27, 2007 (File No. 001-09548).

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 30, 2007, June 29, 2007 and September 28, 2007 (File No. 001-09548).

(c)	The description of the Company’s Class A Common Stock, $0.01 par value per share, contained in the Registrant’s registration statement on Form 8-A (File Number 001-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.

(d)	The Registrant’s Current Reports on Forms 8-K dated February 8, 2007, March 2, 2007, March 30, 2007, April 27, 2007, June 28, 2007, August 2, 2007, August 31, 2007, September 6, 2007, September 24, 2007, September 28, 2007, November 1, 2007, and December 5, 2007.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (4) for any transaction from which the director derived an improper personal benefit.
          The Registrant’s Restated Certificate of Incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be liable for any breach of fiduciary duty. The Restated Certificate of Incorporation provides that the Registrant shall indemnify each person who is or was or has agreed to be a director or officer of the Registrant to the maximum extent permitted from time to time under the law of the State of Delaware.
          The Registrant’s Amended and Restated By-laws provide that the Registrant shall indemnify each person who is an existing, former or prospective director, officer or fiduciary of: (a) the Registrant; or (b) another organization (provided he serves such other organization in such capacity at the behest of the Registrant) to the maximum extent permitted from time to time under Delaware law. The Registrant’s Amended and Restated By-laws further provide that the Registrant may, subject to the approval of the Registrant’s board of directors, pay the expenses incurred by such director, officer or fiduciary in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification as provided herein.
          The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit	Description

4.1	Restated Certificate of Incorporation dated May 14, 1987 (previously filed as Exhibit 3.1(a) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987 (previously filed as Exhibit 3.1(b) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.3	Certificate of Ownership merging the Nathan Company into the Registrant dated July 31, 1987 (previously filed as Exhibit 3.1(c) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000 (previously filed as Exhibit 3.1(d) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.5	Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001 (previously filed as Exhibit 4.1(e) of the Registrant’s Registration Statement on Form S-8, File No. 333-72248).

4.6	Amended and Restated By-laws of the Registrant dated February 28, 2007 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 27, 2007, File No. 001-09548).

5	Opinion of Ropes & Gray LLP.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, the State of New Hampshire, on January 8, 2008.

The Timberland Company
By:	/s/ Jeffrey B. Swartz
	Name:	Jeffrey B. Swartz
	Title:	President and Chief Executive Officer

          Further, we, the undersigned officers and directors of The Timberland Company (the “Company”) hereby severally constitute and appoint John Crimmins, Danette Wineberg and Thomas J. White, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Company, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2008.

Signature	Title
/s/ Sidney W. Swartz Sidney W. Swartz	Chairman of the Board and Director
/s/ Jeffrey B. Swartz Jeffrey B. Swartz	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ John Crimmins John Crimmins	Acting Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ian W. Diery Ian W. Diery	Director

/s/ Irene M. Esteves Irene M. Esteves	Director
/s/ John A. Fitzsimmons John A. Fitzsimmons	Director
/s/ Virginia H. Kent Virginia H. Kent	Director
/s/ Kenneth T. Lombard Kenneth T. Lombard	Director
/s/ Edward W. Moneypenny Edward W. Moneypenny	Director
/s/ Peter R. Moore Peter R. Moore	Director
/s/ Bill Shore Bill Shore	Director
/s/ Terdema L. Ussery, II Terdema L. Ussery, II	Director

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation dated May 14, 1987 (previously filed as Exhibit 3.1(a) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987 (previously filed as Exhibit 3.1(b) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.3	Certificate of Ownership merging the Nathan Company into the Registrant dated July 31, 1987 (previously filed as Exhibit 3.1(c) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000 (previously filed as Exhibit 3.1(d) of the Registrant’s Annual Report for the fiscal year ended December 31, 2000 on Form 10-K, File No. 001-09548).

4.5	Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001 (previously filed as Exhibit 4.1(e) of the Registrant’s Registration Statement on Form S-8, File No. 333-72248).

4.6	Amended and Restated By-laws of the Registrant dated February 28, 2007 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 27, 2007, File No. 001-09548).

5	Opinion of Ropes & Gray LLP.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).